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                                                                  Exhibit 4.1.2


                             RALPHS GROCERY COMPANY

                                FIRST AMENDMENT
                              TO CREDIT AGREEMENT


   This FIRST AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of August 18, 1995 and entered into by and among Food 4 Less Holdings, Inc., a Delaware corporation ("NEW HOLDINGS"), Ralphs Grocery Company, a Delaware corporation and legal successor to Food 4 Less Supermarkets, Inc. ("COMPANY"), the financial institutions listed on the signature pages hereof ("LENDERS"), the Co-Agents and Co-Arrangers listed on the signature pages hereof and Bankers Trust Company, as administrative agent for Lenders ("AGENT"), and, for purposes of Section 5 hereof, the Credit Support Parties (as defined in Section 5 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of June 14, 1995 (the "CREDIT AGREEMENT"), by and among New Holdings, Food 4 Less Supermarkets, Inc., the financial institutions listed on the signature pages thereof as Lenders, the Co-Agents and Co-Arrangers named therein and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

   WHEREAS, Company and Lenders desire to amend the Credit Agreement to (i) adjust the application of certain mandatory prepayments, and (ii) make certain other amendments as set forth below;

   NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

   SECTION 1.  AMENDMENTS TO THE CREDIT AGREEMENT

   AMENDMENTS TO SECTION 2:  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS.

   Subsection 2.4B(iii)(a) of the Credit Agreement is hereby amended by deleting the first thirteen lines thereof (other than the phrase "provided, however, that, so long as no" appearing in the thirteenth line thereof) and substituting the following therefor:

   "(a) Prepayments and Reductions from Asset Sales. (1) No later than the third Business Day following the date of receipt by Company or any of its Subsidiaries of Cash Proceeds of any Asset Sale (other than a Required Disposition or a Planned Disposition) in an aggregate cumulative amount equal to

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  or exceeding $500,000 (and as to which no prepayment of the Loans shall have been made pursuant to this subsection 2.4B(iii)(a)), (2) no later than the third Business Day following the date of receipt by Company or any of its Subsidiaries of Cash Proceeds of Required Dispositions or Planned Dispositions in an aggregate cumulative amount equal to or exceeding $5,000,000 (and as to which no prepayment of the Loans shall have been made pursuant to this subsection 2.4B(iii)(a)), and (3) with respect to any Cash Proceeds of Required Dispositions or Planned Dispositions received by Company or any of its Subsidiaries that are not yet required to be prepaid pursuant to the immediately preceding clause (2) because the aggregate cumulative amount thereof does not yet exceed $5,000,000, on the earlier of (y) the 180th day following the date of the first Asset Sale occurring after Company makes a prepayment of the Loans pursuant to the immediately preceding clause
  (2) or pursuant to this clause (3) and (z) the date of occurrence of any Event of Default or Potential Event of Default, (a) Company shall prepay the Term Loans in an amount equal to the Net Cash Proceeds of such Asset Sale, and (b) to the extent the Net Cash Proceeds of such Asset Sale exceed the aggregate outstanding principal amount of the Term Loans, Company shall prepay in an amount equal to such excess first the Swing Line Loans to the full extent thereof and second the Revolving Loans, and the Revolving Loan Commitments shall be permanently reduced in an amount equal to such excess;"

   SECTION 2.  CONDITIONS TO EFFECTIVENESS

   Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "FIRST AMENDMENT EFFECTIVE DATE"):

   A. On or before the First Amendment Effective Date, each of New Holdings and Company shall deliver to Agent for Lenders five originally executed copies of the following, each, unless otherwise noted, dated the First Amendment Effective Date:

     1. Signature and incumbency certificates of their respective officers executing this Amendment; and

     2. Executed copies of this Amendment executed by each of New Holdings, Company and each of the other Credit Support Parties.

   B. On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.





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   SECTION 3.  AGREEMENT REGARDING DELIVERY OF RESOLUTIONS

   The parties hereby agree that within twelve Business Days after the First Amendment Effective Date, each of New Holdings and Company shall deliver to Agent for Lenders five originally executed copies of resolutions of their respective Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment, dated as of such delivery date and certified as of such delivery date by their respective corporate secretary or an assistant secretary as being in full force and effect without modification or amendment. The parties hereby further agree that if such resolutions are not delivered within twelve Business Days after the First Amendment Effective Date, then an Event of Default shall occur under the Credit Agreement.


   SECTION 4.  REPRESENTATIONS AND WARRANTIES BY NEW HOLDINGS AND COMPANY

   In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each of New Holdings and Company represents and warrants to each Lender that the following statements are true, correct and complete:

   A. CORPORATE POWER AND AUTHORITY. Each Loan Party party hereto has all requisite corporate power and authority to enter into this Amendment and each of New Holdings and Company has all requisite corporate power and authority to carry out the transactions contemplated by, and perform its respective obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT").

   B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment have been duly authorized by all necessary corporate action on the part of each Loan Party party hereto and the performance of the Amended Agreement has been duly authorized by all necessary corporate action on the part of each of New Holdings and Company.

   C. GOVERNMENTAL CONSENTS. The execution and delivery by each Loan Party party hereto of this Amendment and the performance by each of New Holdings and Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

   D. BINDING OBLIGATION. This Amendment has been duly executed and delivered by each Loan Party party hereto and this Amendment is the legally valid and binding obligations of each Loan Party party hereto and the Amended Agreement is the legally valid and binding obligations of each of New Holdings and Company, in each





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case enforceable against New Holdings, Company and the other Loan Parties party hereto in accordance with the respective terms of this Amendment and the Amended Agreement, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

   E. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

   F. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

   SECTION 5.    ACKNOWLEDGEMENT AND CONSENT

   Company has entered into a Deed of Trust and is a party to the Collateral Account Agreement, Pledge Agreements, the Security Agreement, the Trademark Security Agreement, and the Deposit Accounts Security Agreement, in each case as amended through the First Amendment Effective Date, pursuant to which Company has (i) created Liens in favor of Agent on certain Collateral to secure its respective Secured Obligations and (ii) pledged certain Collateral to secure its respective Secured Obligations (as defined in the Pledge Agreements) as the case may be. New Holdings has entered the Holdings Guaranty and is a party to the Holdings Pledge Agreement, the Security Agreement, and the Deposit Accounts Security Agreement, in each case as amended through the First Amendment, pursuant to which New Holdings has (i) guarantied the Obligations,
(ii) created Liens in favor of Agent on certain Collateral to secure its respective Secured Obligations (as defined in each of the Security Agreement and the Deposit Accounts Security Agreement) and (iii) pledged certain Collateral to Agent to secure its obligations under the Holdings Guaranty, as the case may be. Each of Falley's, Cala Co, F4LSC, Bay Area, Cala, Bell Markets, Alpha Beta, F4LGM, F4L Merchandising, F4L California and Crawford is a party to each of the Guaranty, the Security Agreement, the Trademark Security Agreement, the Deposit Accounts Security Agreement, its respective Pledge Agreement, its respective Deed of Trust, if applicable, in each case as amended through the First Amendment Effective Date, pursuant to which each of such Subsidiaries of Company has (i) guarantied the Obligations, (ii) created Liens in favor of Agent on certain Collateral to secure their respective Secured Obligations and (as defined in each of the Security Agreement, the Trademark Security Agreement and the Deposit Accounts Security Agreement) and (iii) pledged certain Collateral to Agent to secure its respective Secured Obligations (as defined in the Pledge Agreements) as the case may be. F4LGM is a party to the F4LGM Security Agreement,





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as amended through the First Amendment Effective Date, pursuant to which F4LGM has pledged certain Collateral to Agent to secure its obligations under the Guaranty. New Holdings, Company and each of such Subsidiaries of Company are collectively referred to herein as the "CREDIT SUPPORT PARTIES", and the Holdings Guaranty, the Holdings Pledge Agreement, the Security Agreement, the Deposit Accounts Security Agreement, the Guaranty, the Trademark Security Agreement, the Pledge Agreements, the Deeds of Trust, the Collateral Account Agreement, and the F4LGM Security Agreement are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS".

   Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein.

   Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

   Each Credit Support Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.





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   SECTION 5.  MISCELLANEOUS

   A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

   (i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

   (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

   (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

   B. FEES AND EXPENSES. Company acknowledges that all costs, fees and expenses as described in subsection 11.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

   C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

   D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

   E. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by





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Requisite Lenders and each of the other parties hereto and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.



                  [Remainder of page intentionally left blank]





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   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



                                        RALPHS GROCERY COMPANY


                                        By:
                                            -------------------------------
                                        Title:
                                               ----------------------------



                                        FOOD 4 LESS HOLDINGS, INC.


                                        By:
                                            -------------------------------
                                        Title:
                                               ----------------------------



                                        FALLEY'S, INC.,
                                        as a Credit Support Party


                                        By:
                                            -------------------------------
                                        Title:
                                               ----------------------------



                                        CALA CO.,
                                        as a Credit Support Party


                                        By:
                                            -------------------------------
                                        Title:
                                               ----------------------------



                                        FOOD 4 LESS OF SOUTHERN
                                        CALIFORNIA, as a Credit Support Party


                                        By:
                                            -------------------------------
                                        Title:
                                               ----------------------------






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                                       BAY AREA WAREHOUSE STORES, INC.,
                                       as a Credit Support Party


                                       By:
                                           -------------------------------
                                       Title:
                                              ----------------------------



                                       CALA FOODS, INC.,
                                       as a Credit Support Party


                                       By:
                                           -------------------------------
                                       Title:
                                              ----------------------------



                                       BELL MARKETS, INC.,
                                       as a Credit Support Party


                                       By:
                                           -------------------------------
                                       Title:
                                              ----------------------------



                                       ALPHA BETA COMPANY,
                                       as a Credit Support Party


                                       By:
                                           -------------------------------
                                       Title:
                                              ----------------------------



                                       FOOD 4 LESS GM, INC.,
                                       as a Credit Support Party


                                       By:
                                           -------------------------------
                                       Title:
                                              ----------------------------





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                                       FOOD 4 LESS MERCHANDISING, INC.,
                                       as a Credit Support Party


                                       By:
                                           -------------------------------
                                       Title:
                                              ----------------------------



                                       FOOD 4 LESS OF CALIFORNIA, INC.,
                                       as a Credit Support Party


                                       By:
                                           -------------------------------
                                       Title:
                                              ----------------------------


                                       CRAWFORD STORES, INC.,
                                       as a Credit Support Party


                                       By:
                                           -------------------------------
                                       Title:
                                              ----------------------------


                                       AGENT:

                                       BANKERS TRUST COMPANY,
                                       INDIVIDUALLY AND AS AGENT


                                       By:
                                           --------------------------------
                                       Title:
                                              -----------------------------



                                       LENDERS:

                                       [BT TO PROVIDE]





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                                       [LENDER], INDIVIDUALLY AND AS A CO-AGENT


                                       By:
                                           -------------------------------
                                       Title:
                                              ----------------------------



                                       [LENDER], INDIVIDUALLY AND AS A CO-
                                       ARRANGER


                                       By:
                                           -------------------------------
                                       Title:
                                              ----------------------------



                                       [LENDER]


                                       By:
                                           -------------------------------
                                       Title:
                                              ----------------------------



                                       [LENDER]


                                       By:
                                           -------------------------------
                                       Title:
                                              ----------------------------



                                       [LENDER]


                                       By:
                                           -------------------------------
                                       Title:
                                              ----------------------------



                                      S-4

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                                       [LENDER]


                                       By:
                                           -------------------------------
                                       Title:
                                              ----------------------------






                                      S-5